UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2026

CYABRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43214	99-4210757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13 Gershon Shatz Tel Aviv Israel	6997543
(Address of registrant’s principal executive office)	(Zip code)

+972-54-768-8642

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CYAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Secured Promissory Note and Security Agreement

On November 9, 2026, Cyabra, Inc. (the “Company”) entered into a Secured Promissory Note and Security Agreement (the “Note and Security Agreement”) with Alpha Capital Anstalt (the “Lender”), pursuant to which the Lender agreed to provide the Company with financing in an aggregate principal amount of up to $1,500,000, to be funded in tranches agreed to between the Company and the Lender. On November 9, 2026, the Lender funded an initial tranche in the principal amount of $650,000.

Amounts outstanding under the Note and Security Agreement accrue interest at a rate of 10% per annum. Following the occurrence and during the continuance of an Event of Default (as defined in the Note and Security Agreement), the interest rate increases to the lesser of 18% per annum or the highest rate permitted by applicable law. The outstanding principal amount, together with accrued interest, is due on January 15, 2027, provided that the Lender has the right to extend the maturity date in three-month increments until December 31, 2028.

The Company’s obligations under the Note and Security Agreement are secured by a continuing security interest in substantially all of the assets of the Company, including its accounts, inventory, certain deposits, intellectual property and equity ownership of its subsidiaries, together with certain related proceeds and rights. The Note and Security Agreement authorizes the Lender to file financing statements and make other governmental filings to perfect and record its security interest in the collateral.

The foregoing description of the Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Note and Security Agreement is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 10, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The final voting results at the 2026 Annual Meeting are set forth below:

Proposal No. 1 - Election of Class I Directors

The shareholders cast the following votes for the following individuals nominated as Class I directors of the Company to hold office until the 2029 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Michael Pompeo	11,048,173	45,003	13,858	2,165,353

James Flanagan	11,047,022	45,010	15,002	2,165,353

Proposal No. 2 - Ratification of the appointment of Somekh Chaikin, a member firm of KPMG International, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
13,027,530	221,981	22,876	N/A

The results reported above are final voting results.

Proposal No. 3 – Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of all outstanding shares of the Company’s common stock, par value $0.0001 per share, at a ratio within the range of one-for-two to one-for-thirty, with the exact ratio to be determined by the Company’s board of directors in its sole discretion, and to authorize the Company’s board of directors to effect the reverse stock split at any time following such approval and prior to the one-year anniversary thereof.

For	Against	Abstain	Broker Non-Votes
12,796,385	464,998	11,004	N/A

The results reported above are final voting results.

Proposal No. 4 – Approval of the adjournment of the 2026 Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and voting of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals.

For	Against	Abstain	Broker Non-Votes
12,943,282	317,326	11,779	N/A

The results reported above are final voting results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Secured Promissory Note and Security Agreement, dated November 9, 2026, by and between Cyabra, Inc. and Alpha Capital Anstalt.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2026	CYABRA, INC.

	By:	/s/ Dan Brahmy
	Name:	Dan Brahmy
	Title:	Chief Executive Officer

 3